SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 31, 2003

BPP LIQUIDATING TRUST

(Exact name of Registrant as specified in charter)

Maryland	1-9524	02-6148466
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

3633 Camino del Rio South, Suite 205, San Diego, California 92108
(Address of principal executive offices) (Zip Code)

(619) 641-1141
(Registrant’s telephone number, including area code)

100 Bush Street, 26th Floor, San Francisco, California 94104
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.                             Other Events and Required FD Disclosure.

On July 31, 2003, BPP Liquidating Trust (the “Trust”) closed on the sale of Gateway Center, one of its two remaining assets, to Marin City Community Land Corporation, an unaffiliated third party, for gross cash proceeds of approximately $20,750,000. Gateway Center is an approximately 182,054 square foot community shopping center located in Marin City, California.

The trustees of the Trust have determined to make a liquidating distribution in the amount of $0.30 per unit to the registered beneficiaries of the Trust.  The trustees anticipate that this distribution will be paid on or about August 15, 2003.  A letter from the trustees of the Trust to the registered beneficiaries regarding the distribution and related matters will accompany the payment of the distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

BPP LIQUIDATING TRUST

Dated:	July 31, 2003	By:	/s/ SCOTT C. VERGES
		Name:	Scott C. Verges
		Title:	Co-Trustee

		By:	/s/ DOUGLAS P. WILSON
		Name:	Douglas P. Wilson
		Title:	Co-Trustee